Exhibit 13.1

Certification of Principal Executive Officer

Pursuant to 18 United States Code Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying annual report on Form 20-F of Gentium S.p.A. (the “Company”) for the year ended December 31, 2005, I, Laura Ferro, the principal executive officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such annual report on Form 20-F for the fiscal year ended December 31, 2005 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such annual report on Form 20-F for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 20-F.

Date: May 30, 2006	/s/ Laura Ferro, M.D.
Dr. Laura Ferro
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.